TRADELINK INTERNATIONAL LIMITED
      2115 Main Street, Santa Monica, California 90405-2215
           Phone: 909-985-1555   Telefax: 909-985-4476

        Company No. 44980B Incorporated in the Commonwealth of Bahamas. Registered Office: P.O. Box N-8680, 43 Elizabeth Avenue, Nassau, Bahamas


                        July 22, 1997



  Vector Aeromotive Corporation
  975 Martin Avenue
  Green Cove Springs, FL 32043

  Attention:   D. Peter Rose, President

  Dear Mr. Rose:

     Pursuant to Section 8.2 of the Share Purchase Agreement dated July 22, 1997, between Tradelink International Limited and Vector Aeromotive Corporation, Tradelink hereby waives through the date of this letter compliance with subparts (a), (b), (c), (e), (f),
  (g) and (i) of Section 8.2 and subparts (b), (c) and (g) of
  Section 8.1.

                              Very truly yours,

                              /s/ Timothy Enright

                              Timothy Enright

  TE:bdg